Exhibit 11

                Statement Re: Computation of Per Share Earnings*
                       Vivra Incorporated and Subsidiaries

                       Three Years Ended November 30, 1996

                                                                                         Year ended November 30
                                                                              1996             1995           1994
                                                                      --------------------------------------------------

                                                                                 (in thousands, except per share data)
Primary:
     Weighted average shares outstanding                                     39,708           37,350         32,987
         (a)   Stock options granted to employees, based
               on the treasury-stock
               method using average market price                                736(1)           678(1)         816(1)
                                                                      --------------------------------------------------
Total                                                                        40,444           38,028         33,803
                                                                      ==================================================

Net earnings from continuing operations                                     $50,295          $38,599        $30,187

Gain on sale of discontinued operations, less applicable taxes                    -                -            697
                                                                      --------------------------------------------------

Net earnings                                                                $50,295          $38,599        $30,884
                                                                      ==================================================
Earnings per Share:
     Net earnings from continuing operations                                  $1.27            $1.03           $.92
     Gain on sale of discontinued operations                                      -                -            .02
                                                                      --------------------------------------------------

Net earnings                                                                  $1.27            $1.03           $.94
                                                                      ==================================================
Fully diluted:
     Weighted average shares outstanding                                     39,708           37,350         32,987
         (a)   Stock options granted to employees, based on
               the treasury-stock method using the year-end
               market price, if higher than average
               market price                                                     742(1)           696(1)         843(1)
                                                                      --------------------------------------------------
Total                                                                        40,450           38,046         33,830
                                                                      ==================================================

Net earnings from continuing operations                                     $50,295          $38,599        $30,187

Gain on sale of discontinued operations, less applicable taxes                    -                -            697
                                                                      --------------------------------------------------

Net earnings                                                                $50,295          $38,599        $30,884
                                                                      ==================================================
Earnings per Share:
     Net earnings from continuing operations                                  $1.27            $1.03           $.92
     Gain on sale of discontinued operations                                      -                -            .02
                                                                      --------------------------------------------------
Net earnings                                                                  $1.27            $1.03           $.94
                                                                      ==================================================

* Adjusted to reflect a three-for-two stock split payable to shareholders of record on November 22, 1995.

(1) As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the Consolidated Financial
     Statements. There was no dilutive impact in 1996 with respect to the placement of the Company's Convertible Subordinated Notes.
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